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                                 REVOCABLE PROXY

                  HOME CITY FEDERAL SAVINGS BANK OF SPRINGFIELD

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
       BOARD OF DIRECTORS OF HOME CITY FEDERAL SAVINGS BANK OF SPRINGFIELD

         The undersigned member of Home City Federal Savings Bank of Springfield, a savings bank chartered under the laws of the United States (the "Bank"), hereby nominates, constitutes and appoints _____________ and _____________, or either one of them, as proxy or proxies for the undersigned member, each with full power of substitution and resubstitution, to vote all of the votes which the undersigned member is entitled to cast at the Special Meeting of the Members of the Bank to be held at ____ _.m., local time, on _____________, 1996, at the office of the Bank, 63 West Main Street, Springfield, Ohio, and at any adjournments thereof (the "Special Meeting"), on the following matters and in the manner specified below:

         1. The approval of the Plan of Conversion, a copy of which is attached as Exhibit A to the Summary Proxy Statement mailed to the undersigned member in connection with the Special Meeting, pursuant to which the Bank would convert from a mutual savings bank chartered under the laws of the United States to a permanent capital stock savings bank chartered under the laws of the United States and become a wholly-owned subsidiary of Home City Financial Corporation., an Ohio corporation organized for the purpose of purchasing all of the capital stock to be issued by the Bank in connection with the Conversion.

                     FOR  [  ]         AGAINST  [  ]         ABSTAIN  [  ]

         2. The adoption of the Federal Stock Charter of the Bank, a copy of which is attached to the Plan of Conversion as Exhibit I.

                     FOR  [  ]         AGAINST  [  ]         ABSTAIN  [  ]

         3. The adoption of the Federal Stock Bylaws of the Bank, a copy of which is attached to the Plan of Conversion as Exhibit II.

                     FOR  [  ]         AGAINST  [  ]         ABSTAIN  [  ]

         4. In their discretion, upon such other matters as may properly come before the Special Meeting.

         This Revocable Proxy will be voted as directed by the undersigned member. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION AND FOR THE ADOPTION OF THE FEDERAL STOCK CHARTER AND THE FEDERAL STOCK BYLAWS.

         Without affecting any vote previously taken, this Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Bank a later dated proxy, or (ii) giving notice of revocation in writing to the Secretary of the Bank or in open meeting to the inspectors of election.

                      IMPORTANT: PLEASE SIGN AND DATE THIS

                      REVOCABLE PROXY ON THE REVERSE SIDE.


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                                      PROXY

         Receipt of the Summary Proxy Statement of the Bank and the Prospectus of Home City Financial Corporation dated ____________, 1996, is hereby acknowledged by the undersigned.

                                      -----------------------------------
                                      Signature

                                      Dated:  _____________________, 1996

NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.